PROXY

                      1994 ANNUAL MEETING OF

                         HRE PROPERTIES

This Proxy is Solicited on behalf of the Trustees of HRE
Properties

The undersigned hereby appoints RAYMOND P. ARGILA and JAMES R. MOORE, or either of them with full power of substitution to each, proxies to vote and act at the Annual Meeting of Shareholders of HRE Properties to be held on March ___, 1994 at 11:00 a.m. at _____________________, New York, New York and at any adjournments thereof, upon and with respect to the number of Common Shares of HRE Properties as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies, or their substitutes, to vote in such manner designated on the reverse side hereof on any matters which may come before the meeting, all as indicated in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which may come before the meeting, all as indicated in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. The undersigned hereby revokes any other proxy previously granted to vote the Common Shares for said meeting.

     IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES
TO WHICH IT RELATES WILL BE VOTED AS SPECIFIED, BUT IF NO
SPECIFICATION IS MADE, THE SHARE TO WHICH IT RELATES WILL BE
VOTED FOR THE ELECTION OF TRUSTEES AND PROPOSAL 2 AND FOR ANY
ADJOURNMENT DEEMED DESIRABLE BY HRE PROPERTIES.

          (Continued and to be signed and dated on reverse side)



Please mark box /_/ in blue or /X/ black ink.

1.   Election of Trustees
     Nominees:  E. Virgil Conway, Robert R. Douglass, Peter
     Herrick,  George H.C. Lawrence, William F. Murdoch, Jr.,
     Paul D. Paganucci, Charles J. Urstadt and James O. York.

     FOR ALL   /_/       WITHHOLD FROM ALL /_/
     ------------------------------------
     For all nominees except as marked above.
     (Instruction: To withhold authority to vote for any individual nominee, write such nominee's name in this space provided above.)

     If proposal 2 is approved, the nominee will be elected as follows: Messrs. Murdoch and Conway for a term expiring at the 1995 Annual Meeting; Messrs Herrick, Paganucci and York for a term expiring at the 1996 Annual Meeting; and Messrs. Douglas, Lawrence and Urstadt for a term expiring at the 1997 Annual Meeting.

1. To amend the Trust's Declaration of Trust as set forth in the accompanying Proxy Statement

     FOR   /_/      AGAINST /_/         ABSTAIN /_/

     In their discretion the Proxies are authorized to vote upon such other business as may property come before this meeting.

     ANY PROXY WHICH IS EXECUTED IN SUCH MANNER AS NOT TO
     WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE
     SHALL BE DEEMED TO GRANT SUCH AUTHORITY OR IF NO DIRECTION
     IS MADE SHALL BE DEEMED A VOTE FOR

               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT/_/ (Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please sign your full title as such. If signer is a partnership, please sign in partnership name by authorized person. Each joint owner should sign.)

               Date: ___________________________________

               _________________________________________
               Signature of Shareholder

               _________________________________________
               Signature if held jointly

Please mark, Sign, Date and Return This Proxy
Card Promptly Using the Enclosed Envelope